UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 28, 2014 (May 21, 2014)

KATE SPADE & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-10689	13-2842791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Park Avenue, New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 354-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 21, 2014, Kate Spade & Company (the “Company”) held the 2014 Annual Meeting of Stockholders in North Bergen, New Jersey. Of the 126,517,086 shares of Common Stock outstanding and entitled to vote at the 2014 Annual Meeting as of March 21, 2014, the record date, the holders of record of 120,460,083 shares Common Stock were present, in person or by proxy, and entitled to vote at the 2014 Annual Meeting, constituting a quorum. The matters considered and voted on by the Company’s stockholders at the 2014 Annual Meeting and the vote cast for or withheld, the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below:

(i)  stockholders elected the following nominees to the Company’s Board of Directors, to serve until the 2015 annual meeting of stockholders or until their respective successors are duly elected and qualified:

	Number of	Votes			Broker
Name	Shares Voted	For	Against	Abstain	Non-Votes
Bernard W. Aronson	113,562,005	112,451,111	1,083,931	26,963	6,898,078
Lawrence S. Benjamin	113,562,005	113,025,186	509,841	26,978	6,898,078
Raul J. Fernandez	113,562,005	112,028,954	1,506,079	26,972	6,898,078
Kenneth B. Gilman	113,562,005	113,086,819	445,865	29,321	6,898,078
Nancy J. Karch	113,562,005	107,028,377	6,504,779	28,849	6,898,078
Kenneth P. Kopelman	113,562,005	112,488,395	1,044,373	29,237	6,898,078
Kay Koplovitz	113,562,005	112,029,611	1,506,366	26,028	6,898,078
Craig A. Leavitt	113,562,005	112,525,187	1,008,356	28,462	6,898,078
Deborah J. Lloyd	113,562,005	112,266,491	1,267,196	28,318	6,898,078
Doreen A. Toben	113,562,005	113,055,137	477,799	29,069	6,898,078

(ii)  stockholders approved the advisory (non-binding) resolution relating to executive compensation:

	Votes
Number of Shares Voted	For	Against	Abstain	Broker Non-Votes
113,562,005	111,446,070	2,055,704	60,231	6,898,078

(iii) stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year:

	Votes
Number of Shares Voted	For	Against	Abstain	Broker Non-Votes
120,460,083	117,955,978	2,460,464	43,641	0

and (iv) stockholders determined not to consider any other appropriate matters brought before the meeting.

	Votes
Number of Shares Voted	For	Against	Abstain	Broker Non-Votes
120,460,083	16,936,946	102,904,074	619,063	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KATE SPADE & COMPANY

Date: May 28, 2014	By:	/s/ Christopher T. Di Nardo
	Name:	Christopher T. Di Nardo
	Title:	Senior Vice President – General Counsel and Secretary